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                        INSIGHT INVESTMENT MANAGEMENT





This report is signed on behalf of the registrant (or depositor or trustee) in the City of Minneapolis and State of Minnesota on the twentieth day of September, 2000.



                        GREAT HALL INVESTMENT FUNDS, INC.



     Witness: /s/ Dan Collins                      By: /s/ John Appel
             --------------------------               --------------------------
             Dan Collins                              John Appel
             Chief Financial Officer                  Chief Executive Officer